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PricewaterCoopers LLP
Barnett Center
50 North Laura Street
Suite 3000 Jacksonville FL 33202
Telephone (904) 354-0671
Facsimile (904)366-3678
Direct phone (904) 366-3604
Direct fax (904)366-3678


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-38765), the Registration Statement on Form S-4 (No. 333-38759) and the Registration Statement on Form S-8 (No. 333-71063) of Armor Holdings, Inc. of our report dated March 27, 2000 relating to the consolidated financial statements of Armor Holdings, Inc. which is included in this Annual Report on Form 10K/A.


                                         /s/ PricewaterhouseCoopers LLP
                                             PricewaterhouseCoopers LLP



Jacksonville, Florida
April 14, 2000